SIXTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

THIS SIXTH AMENDMENT (this "Amendment") dated as of November 9, 2001 is entered into among SEQUA RECEIVABLES CORP., a New York corporation (the "Seller"), SEQUA CORPORATION, a Delaware corporation (the "Servicer"), LIBERTY STREET FUNDING CORPORATION, a Delaware corporation (the "Issuer"), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its New York Agency ("BNS"), as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator").

R E C I T A L S

     1.     The Seller, the Servicer, the Issuer and the Administrator are parties to that certain Receivables Purchase Agreement dated as of November 13, 1998, as amended by the First Amendment, dated as of May 28, 1999, by the Second Amendment, dated as of July 12, 1999, by the Third Amendment, dated as of May 15, 2000, by the Fourth Amendment, dated as of November 8, 2000, and by the Fifth Amendment, dated as of August 20, 2001 (the "Agreement").

2. The Seller, the Servicer, the Issuer and the Administrator desire to amend the Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.
2. Amendments to Agreement. The Agreement is hereby amended as follows:
2.1 The first proviso to the definition of "Discount"in Exhibit I to the Agreement is hereby amended by replacing "1%" with "2%".
2.2 The definition of "Alternative Rate" in Exhibit I to the Agreement is hereby amended in its entirety as follows:

            "Alternate Rate" for any Yield Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to, at the Seller's option: (a) 2.0% per annum above the Eurodollar Rate for such Yield Period, or (b) the Base Rate for such Yield Period; provided, however, that in the case of:

            (1) any Yield Period on or before the first day of which the Administrator shall have been notified by the Issuer, a Purchaser or any other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer, such Purchaser or other Program Support Provider, as applicable, to fund any Portion of Capital based on the Eurodollar Rate (and the Issuer, such Purchaser or other Program Support Provider shall not have subsequently notified the Administrator that such circumstances no longer exist),

(2) any Yield Period of one to (and including) 29 days,

            (3) any Yield Period as to which: (A) the Administrator does not receive notice before noon (New York City time) on: (1) the second Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Capital be funded at the CP Rate, or (2) the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Capital be funded at the Alternate Rate and based on the Eurodollar Rate, or (B) the Seller has given the notice contemplated by clause (A)(1), and the Administrator shall have notified the Seller that funding the related Portion of Capital at the CP Rate is (in the Administrator's sole discretion) economically inadvisable to the Issuer, the Administrator, the Seller or any similarly situated Person, or the Issuer is not permitted to issue Notes to fund the Purchased Interest hereunder, or

            (4) any Yield Period relating to a Portion of Capital that is less than $5,000,000 the "Alternate Rate" for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. The "Alternate Rate" for any day while a Termination Event exists shall be an interest rate equal to 2.0% per annum above the Base Rate in effect on such day.

3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Administrator and the Issuer as follows:

            (a)   Representations and Warranties. The representations and warranties of such Person contained in Exhibit III to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

            (b)   Enforceability. The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

(c) Termination Event. No Termination Event or Unmatured Termination Event has occurred and is continuing.

     4.     Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:

(a) counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto; and
(b) such other documents and instruments as the Administrator may reasonably request.

     5.     Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to "the Receivables Purchase Agreement," "this Agreement," "hereof," "herein" or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

     6.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to conflict of laws principles.

     8.     Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this amendment or the Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
SEQUA RECEIVABLES CORP. By: Name: Title:

SEQUA CORPORATION By: Name: Title:

LIBERTY STREET FUNDING CORP. By: Name: Title:
THE BANK OF NOVA SCOTIA, as Administrator By: Name: Title:
Purchasers:

Consented and Agreed: THE BANK OF NOVA SCOTIA, as a Purchaser under the Liquidity Agreement By: Name: Title:

Consented and Agreed: LLOYDS TSB BANK PLC, as a Purchaser under the Liquidity Agreement By: Name: Title: By: Name: Title: